UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 Preston Road, Suite #300

Dallas, Texas 75248

(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2023, NaturalShrimp Incorporated (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Niterra Co., Ltd., a Delaware corporation and its subsidiaries whether one or more (collectively, “NGK”), pursuant to which NaturalShrimp will provide Niterra access to its proprietary Electrocoagulation (EC) and Hydrogas™ technologies (collectively, the “Technologies”) to test the suitability and viability of the patented technology in shrimp cultivation within small-scale, locally owned aquacultural farms (the “Trial”). The trial period is expected to take up to six (6) months from the deployment of the required equipment at the chosen trial location (the “Trial Period”). This equipment includes Electrocoagulation equipment, Hydrogas and water dosing equipment, assorted connectors and other necessary components (collectively, the “Equipment”).

The Licensing Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the Licensing Agreement, the Company will make available, such of its employees who are knowledgeable about the installation and operation of the Equipment (the “Technical Team”) for purposes of setting up and using the Technologies. Under the terms of the Licensing Agreement, the Company will receive a total of Three Hundred Thousand Dollars ($300,000) comprised of an initial payment equal to One Hundred Fifty Thousand Dollars ($150,000) and the combined total of Twenty-Five Thousand ($25,000) per month for (i) the costs of manufacturing and rental of the Equipment for the Trial Period, (ii) the costs associated with the general upkeep and maintenance of the Technical Team while in Japan and (iii) the reasonable compensation to reimburse the Company for costs of the Technical Team.

In the Licensing Agreement, the Company and NGK agreed that one of the purposes of conducting the Trial is to lay the groundwork for additional joint business relationship, transaction, joint venture or other business combination. During the conduct of the Trial, the parties will continue to discuss the nature of an on-going business relationship utilizing the combined technological and financial resources of the parties. The parties further agree that nothing in the Licensing Agreement obligates either party to enter into any subsequent agreement, business combination or other relationship. This provision of the Licensing Agreement is an expression of the parties’ desire and intention to continue to explore opportunities in the aquaculture area for the joint benefit of the parties.

The foregoing description of the Licensing Agreement is qualified in its entirety by reference to the full text of such Licensing Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 8, 2023, the Company issued a press release regarding the Licensing Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description

10.1	Licensing Agreement dated May 24, 2023 by and between Niterra Co., Ltd. and NaturalShrimp Incorporated

99.1	Press Release dated June 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: June 8, 2023	By:	/s/ Gerald Easterling
Gerald Easterling
Chief Executive Officer